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                                 EXHIBIT 23

                       Independent Auditors' Consent

     We consent to the incorporation by reference in Registration Statements Nos. 333-42079 and 333-48197 of Power-One, Inc. on Form S-8 of our report dated February 23, 1998 appearing in this Annual Report on Form 10-K of Power-One, Inc. for the fiscal year ended December 28, 1997.


Deloitte & Touche LLP
Los Angeles, California
March 25, 1998